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                            SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant  [x ]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:
[  ]     Preliminary Proxy Statement
[  ]     Definitive Proxy Statement
[X ]     Definitive Additional Materials
[  ]     Soliciting Material Pursuant to Section 240.14a-11(c) or Section
240.14a-12

                ________________________________________________

                          THE NEW IBERIA BANCORP, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                ________________________________________________

                          THE NEW IBERIA BANCORP, INC.
                  (NAME OF PERSON(S) FILING PROXY STATEMENT)
                ________________________________________________

Payment of Filing Fee (check the appropriate box):
[  ]     $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
         14a-6(i)(2).
[  ]     $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
[  ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         (1)     Title of each class of securities to which transaction applies:
                 Not applicable.

         (2)     Aggregate number of securities to which transaction applies:
                 Not applicable.

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1 Not applicable.

         (4)     Proposed maximum aggregate value of transaction:
                 Not applicable.

[  ]     Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.

         (1)     Amount previously paid:
                 Not applicable.

         (2)     Form, Schedule or Registration Statement No.:
                 Not applicable.

         (3)     Filing Party:
                 Not applicable.

         (4)     Date Filed:
                 Not applicable.




 ____________________

 1Set forth the amount on which the filing fee is calculated and state how it was determined.
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April 3, 1995




To The Shareholders of The New Iberia Bancorp, Inc.

Dear Shareholder:

A Shareholder dividend was declared by the Board of Directors of The New Iberia Bancorp, Inc. at its meeting on Monday, March 6, 1995. The dividend is $3.00 per share for the first quarter of 1995. As you remember, the Board of Directors adopted a new dividend policy that authorized Bancorp to pay quarterly dividends when so declared by the Board.

Dividends were declared based on first quarter earnings, which were as projected. The $3.00 per share dividend for the first quarter is equal to the dividend that was paid for the first six months in 1994. This is in keeping with our budget projections.

As the Bank celebrates its 108th year of service, we are pleased with the support we have received over the years from the community. As the last surviving locally owned commercial bank, we continue to gain accounts from people who value the advantages of dealing with an independently operated institution.

We ask that you continue to support the Bank by your personal business and by referrals of friends and business acquaintances. Thank you for your loyal support.

Sincerely:


Ernest Freyou                                      James W. Schwing, Sr.
President & CEO                                    Chairman of the Board

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March 31, 1995



Mrs. Dyane Nelson Person
130 Field Club Rd.
Pittsburgh, PA  15238

Dear Dyane:

As a current member of the board of directors of The New Iberia Bancorp Inc., I would like to express some of my views for your consideration concerning the annual shareholder's meeting and the choices presented to you as a shareholder. Please consider voting to re-elect the current board members as requested on the proxy card. After spending the past 13 years on the board, I can say with confidence that these members are committed to running the bank efficiently, while providing the shareholders with the options they deserve.

A plan to list the bank's stock on the American Stock Exchange to provide you with access to liquidity and marketability has been established. If all is successful, you would be able to trade your bank stock through a local dealer by the middle of the summer.

I ask that you take a minute to look at this proposal, details of which are included in the proxy statement. It is a reasonable and appropriate option to the out right sale of the bank. If you have any questions concerning the bank's proxy or the board's actions, I hope that you will contact me.

I hope this letter finds you and your family in good health. Thank you for your consideration in this matter.

Sincerely,



Dr. Gerald Halphen
Director